ICC24 7815 GUARANTEED MINIMUM ACCUMULATION BENEFIT Thank you for choosing Jackson National Life Insurance Company®, also referred to as "the Company." This guaranteed minimum accumulation benefit (GMAB) is made a part of the Contract to which it is attached. Certain provisions of Your Contract are revised as described below as of the GMAB Effective Date. To the extent any provisions contained in this add-on benefit are contrary to or inconsistent with those of the Contract to which it is attached, the provisions of this add-on benefit will control. The provisions of Your Contract remain in effect except where modified by this add-on benefit. Capitalized terms used in this endorsement that are not otherwise defined in this endorsement are defined in Your Contract. PLEASE NOTE: THIS ADD-ON BENEFIT CANNOT BE TERMINATED INDEPENDENTLY FROM THE CONTRACT TO WHICH IT IS ATTACHED EXCEPT AS OUTLINED IN THE TERMINATION OF THE GMAB PROVISION. YOU MAY CHANGE THE OWNERSHIP OF THE CONTRACT. HOWEVER, THE ANNUITANT(S) CANNOT CHANGE. THE COMPANY ASSUMES NO RESPONSIBILITY FOR THE VALIDITY OR TAX CONSEQUENCES OF ANY OWNERSHIP CHANGE. IF YOU MAKE AN OWNERSHIP CHANGE, YOU MAY HAVE TO PAY TAXES. THE COMPANY ENCOURAGES YOU TO SEEK LEGAL AND/OR TAX ADVICE. SUBSEQUENT PREMIUMS ARE LIMITED WHEN THIS ADD-ON BENEFIT IS ATTACHED TO YOUR CONTRACT, AS SHOWN ON THE SUPPLEMENTAL CONTRACT DATA PAGES. THE COMPANY RESERVES THE RIGHT TO LIMIT THE AVAILABLE GUARANTEE TERMS UPON RE-ELECTION OF THIS BENEFIT. PLEASE NOTE: WITHDRAWALS MAY BE SUBJECT TO WITHDRAWAL CHARGES AND COULD REDUCE FUTURE BENEFITS BY MORE THAN THE DOLLAR AMOUNT OF THE WITHDRAWAL. THIS ADD-ON BENEFIT PROVIDES NO CASH OR NONFORFEITURE VALUES. ADD-ON BENEFIT PRELIM FINAL 2 06-13-24

ICC24 7815 2 The Contract is revised as follows: 1) The following language is added to the DEFINITIONS of the Contract and is applicable to this add-on benefit only: "CONTRACT QUARTER. The three-month period beginning on the Issue Date or any Contract Quarterly Anniversary. GMAB ALLOCATION REQUIREMENT. The percentage of the Contract Value required to be allocated to the GMAB Fixed Account Option as of the GMAB Effective Date. The GMAB Allocation Requirement is declared by the Company in advance, is in effect on the GMAB Effective Date, and may vary by Guarantee Term. The GMAB Allocation Requirement is shown on the Supplemental Contract Data Pages. GMAB EFFECTIVE DATE. The date the Guarantee Term begins. The GMAB Effective Date is shown on the Supplemental Contract Data Pages. GMAB FIXED ACCOUNT OPTION. A limited-purpose Fixed Account Option that is used in connection with the GMAB to which a specified percentage of the Guarantee Benefit Base is allocated and for which the Company credits the Current Interest Rate. The GMAB Fixed Account Option cannot be independently elected. GMAB FIXED ACCOUNT OPTION VALUE. The greater of the Fixed Account Minimum Value associated with the GMAB Fixed Account Option or the sum of all amounts allocated to the GMAB Fixed Account Option, less any gross amount of withdrawals and transfers from the GMAB Fixed Account Option and applicable charges and taxes, plus all interest credited to the GMAB Fixed Account Option. GUARANTEE BENEFIT BASE. The value upon which the GMAB Charge and Guaranteed Amount are based. GUARANTEE PERCENTAGE (Guarantee%). The percentage used to determine the Guaranteed Amount. The Guarantee% is shown on the Supplemental Contract Data Pages. GUARANTEE TERM. The time period in Contract Years, at the end of which, the Contract Value will be equal to or greater than the Guaranteed Amount. The Guarantee Term ends on the corresponding Contract Anniversary. Any subsequent Guarantee Term re-election will begin on a Contract Anniversary. The Initial Guarantee Term is shown on the Supplemental Contract Data Pages. GUARANTEED AMOUNT. The amount guaranteed to the Owner at the end of the Guarantee Term. The Contract Value at the end of the Guarantee Term will not be less than the Guaranteed Amount. The Guaranteed Amount will be reduced for partial withdrawals."

ICC24 7815 3 2) The following language is added to the MISSTATEMENT OF AGE AND/OR SEX provision of the GENERAL PROVISIONS of the Contract: "If the age of any Owner is incorrectly stated on the GMAB Effective Date and the correct age of the Owner (or oldest Joint Owner) exceeds the maximum age for the add-on benefit, on the date the misstatement is discovered, the GMAB will be null and void and all GMAB Charges will be refunded." 3) The following language is added to the REPORTS provision of the GENERAL PROVISIONS of the Contract: "For the current reporting period, if the GMAB is in effect, the Contract's report will also include: 1. the Guarantee Benefit Base; and 2. the Contract Value after the application of the GMAB Charge." 4) The following language is added to the TRANSFER OF FUNDS provision of the GENERAL PROVISIONS of the Contract: "Transfers 1. Transfers between Contract Options are permitted in accordance with the Contract provisions for the portion of Contract Value that is not required to be allocated to the GMAB Fixed Account Option. 2. The Company will automatically transfer amounts to or from the GMAB Fixed Account Option upon election, re-election, or termination of the GMAB. The Company will not assess Transfer Charges on these transfers, and they will not count against the free transfers allowed in a Contract Year. 3. The Owner may not elect to transfer funds to or from the GMAB Fixed Account Option. Upon re-election, Your Contract Value will be reallocated to the GMAB Fixed Account Option proportionally from all Contract Options according to the new GMAB Allocation Requirement. Amounts transferred out of the GMAB Fixed Account Option at the end of the Guarantee Term are allocated based on the future allocation instructions for the Contract unless You provide updated allocation instructions. If the future allocation instructions include Contract Options that are not available, these funds will be allocated to the 1-Year Fixed Account Option. If the 1-Year Fixed Account Option is not available, these funds will be allocated to a money market Investment Division. Transfers do not impact the Guarantee Benefit Base or other GMAB add-on benefit values."

ICC24 7815 4 5) The following language is added to the ACCUMULATION PROVISIONS of the Contract: "GUARANTEED MINIMUM ACCUMULATION BENEFIT. The GMAB guarantees that, at the end of the Guarantee Term, the Contract Value will not be less than the Guaranteed Amount, regardless of the performance of the Contract Options. The Guaranteed Amount is equal to the Guarantee% multiplied by the Guarantee Benefit Base. A specified percentage (the GMAB Allocation Requirement) of the Contract Value is required to be allocated to the GMAB Fixed Account Option. The remaining Contract Value will be allocated based upon the Contract Options You selected. GMAB Fixed Account Option. Premium is allocated to this option in accordance with the GMAB Allocation Requirement as of the GMAB Effective Date. The GMAB Fixed Account Option cannot be independently elected or selected for fund transfers. The GMAB Fixed Account Option is credited at the Current Interest Rate. The Current Interest Rate will never be less than the Fixed Account Minimum Interest Rate. Subsequent Premium allocated to the GMAB Fixed Account Option will be added to the GMAB Fixed Account Option elected on the GMAB Effective Date. Subsequent Premiums will begin earning interest when the subsequent Premium is received in Good Order and will have the same interest rate and Guarantee Term and will be subject to the same GMAB Allocation Requirement as the initial Premium. If the GMAB was elected at the time of issue of Your Contract, subsequent Premiums are limited when this add-on benefit is attached to Your Contract, as shown on the Supplemental Contract Data Pages. If the GMAB was elected after the Issue Date of Your Contract, or was re- elected, subsequent Premiums are not allowed during the Guarantee Term. The GMAB Fixed Account Option will not be subject to a Market Value Adjustment (MVA). Guaranteed Amount. The Guaranteed Amount is equal to the Guarantee% multiplied by the Guarantee Benefit Base. With each Premium payment received after the GMAB Effective Date, the Guaranteed Amount will be recalculated to equal the Guarantee% multiplied by the Guarantee Benefit Base after the Premium payment. Guarantee Benefit Base. The Guarantee Benefit Base is determined as follows: 1. If the GMAB Effective Date is the Contract Issue Date, the Guarantee Benefit Base is equal to the Premium, net of any applicable taxes, subject to the Guarantee Benefit Base Maximum shown on the Supplemental Contract Data Pages. With each Premium payment received after the GMAB Effective Date, the Guarantee Benefit Base will be recalculated to equal the Guarantee Benefit Base prior to the Premium payment, plus the amount of the Premium payment, net of any applicable taxes, subject to the Guarantee Benefit Base Maximum. 2. If the GMAB Effective Date is after the Contract Issue Date, the Guarantee Benefit Base is equal to the Contract Value at the end of the Business Day on the GMAB Effective Date, subject to the Guarantee Benefit Base Maximum.

ICC24 7815 5 Guarantee%. The percentage used to determine the Guaranteed Amount. The Guarantee% does not change during the Guarantee Term. The Company reserves the right to increase or decrease the Guarantee% for future elections or re-elections of the GMAB. Guarantee Term. The Initial Guarantee Term is shown on the Supplemental Contract Data Pages. At the end of the Guarantee Term, if the Contract Value is less than the Guaranteed Amount, the Company will add additional funds to the Contract Value to bring the Contract Value equal to the Guaranteed Amount. The additional funds will be allocated based on the future allocation instructions for the Contract. Amounts transferred out of the GMAB Fixed Account Option at the end of the Guarantee Term will be reallocated based on the future allocation instructions for the Contract unless You provide updated allocation instructions. If future allocation instructions include Contract Options that are not available, these funds will be allocated to the 1-Year Fixed Account Option. If the 1-Year Fixed Account Option is not available, these funds will be allocated to a money market Investment Division. The GMAB will automatically terminate at the end of the Guarantee Term unless a request for re- election of the GMAB has been received in Good Order at the Company's Customer Care Center. Re-election of the GMAB. If You choose to re-elect the GMAB, You may choose from any available Guarantee Term. Only one Guarantee Term may be elected at a time. You will be sent a notice at least 30 days prior to the end of the Guarantee Term. The notice will inform You of how to re-elect the GMAB, if applicable. Re-election requests will be accepted until the end of the first Business Day on or after the Contract Anniversary coinciding with the last day of Your Guarantee Term. Upon re-election: 1. Your Contract Value will be reallocated to the GMAB Fixed Account Option proportionally from all Contract Options according to the new GMAB Allocation Requirement in effect; 2. the Guarantee Benefit Base will be reset to equal the current Contract Value adjusted for any applicable MVA on amounts transferred from any Fixed Account Options; 3. a new GMAB Charge will apply; 4. a new Guarantee% will apply; 5. the GMAB Effective Date will be reset to the Contract Anniversary corresponding to the end of the previous Guarantee Term and beginning of the new re-elected Guarantee Term; and 6. a new Guarantee Term will begin. The GMAB Allocation Requirement, Current Interest Rate, GMAB Charge, and Guarantee% will be those in effect upon re-election. Any amount allocated to the GMAB Fixed Account Option on transfers from a Fixed Account Option will be adjusted for any applicable MVA. If there is an MVA, the amount transferred will be the net amount that results in the GMAB Fixed Account Option Value immediately following the transfer, equaling the GMAB Allocation Requirement multiplied by the Contract Value after the MVA is applied. The GMAB may not be re-elected if the age of any Owner exceeds the maximum age for the add- on benefit on the GMAB Effective Date of re-election or if the GMAB is no longer offered by the Company."

ICC24 7815 6 6) The following language is added to the WITHDRAWAL PROVISIONS of the Contract: "At the time of the partial withdrawal: 1. The Guarantee Benefit Base is equal to the Guarantee Benefit Base prior to the partial withdrawal, reduced for the withdrawal amount in the same proportion the Contract Value is reduced. 2. The Guarantee% does not change. 3. The Guaranteed Amount is equal to the Guarantee%, multiplied by the Guarantee Benefit Base. A partial withdrawal (including applicable charges and adjustments) will be deducted proportionally from all Contract Options to which You are currently allocated. You may request that we deduct in different proportions from any Investment Divisions or Fixed Account Options to which You are currently allocated. You may not request a withdrawal be deducted from the GMAB Fixed Account Option that exceeds the percentage of Contract Value currently allocated to the GMAB Fixed Account Option on the date of the withdrawal. The Guaranteed Amount will be reduced for partial withdrawals. Withdrawals from the GMAB Fixed Account Option will not be subject to an MVA. Assessment of GMAB Charge. The GMAB Charge in effect on the GMAB Effective Date is shown on the Supplemental Contract Data Pages. The GMAB Charge will be deducted at the end of each Contract Quarter proportionally from the following: 1. The Investment Divisions, if any Investment Division has value. 2. Each Fixed Account Option, if the Fixed Account Option value is greater than the Fixed Account Minimum Value associated with the respective Fixed Account Option. If any of the Fixed Account Option values are not greater than their corresponding Fixed Account Minimum Value, no GMAB Charge will be assessed against that Contract Option. The GMAB Charge will be deducted proportionally from the remaining options. The deduction of the GMAB Charge from the Investment Divisions results in a redemption of Accumulation Units. The GMAB Charge will not affect the value of the Accumulation Units."

ICC24 7815 7 7) The following language is added to the DEATH BENEFIT PROVISIONS of the Contract: "Upon Your death or the death of any Joint Owner, while the Contract is still in effect with a Contract Value greater than zero, the GMAB terminates without value, unless the Contract is continued by the spouse. The surviving spouse may not continue the add-on benefit if their age on the GMAB Effective Date exceeds the maximum age for the add-on benefit. Upon continuation of the Contract by a spousal Joint Owner or a spousal Beneficiary, the GMAB will continue unless the spouse elects to terminate the GMAB on the continuation date. Thereafter, no GMAB Charge will be assessed. If the spouse does not elect to terminate on the continuation date, the GMAB will be continued by the spouse, all add-on benefit values under this benefit will be unaffected and the end date of the current Guarantee Term will be unchanged. The GMAB may not be re-elected if the age of any Owner exceeds the maximum age for the add-on benefit on the GMAB Effective Date of re-election." TERMINATION OF THE GMAB. The GMAB terminates, a pro rata GMAB Charge will be deducted from Your Contract Value for the period since the last quarterly GMAB Charge, and all benefits under this GMAB will end on the earlier of: 1. The date You elect to receive Income Payments under the Contract; 2. the Latest Income Date; 3. the date You take a total withdrawal; 4. the date upon which the Contract terminates because the Owner or any Joint Owner dies, unless the Contract is continued by a spouse; 5. the continuation date if the spouse elects to terminate the GMAB; or 6. the end of the Guarantee Term, unless re-elected by the Owner. If the Contract Value is reduced to zero as the result of a deduction of charges, the Guaranteed Amount will be paid to the Owner and the add-on benefit will terminate. Signed for the Jackson National Life Insurance Company President

ICC24 7815-S SUPPLEMENTAL CONTRACT DATA PAGES Please refer to the attached Add-On Benefit for further explanation of values shown on these Supplemental Contract Data Pages. Contract Number: [1234567890] Add-on Benefit: Guaranteed Minimum Accumulation Benefit GMAB Effective Date: [October 30, 2024] Initial Guarantee Term: [10 Years] GMAB Allocation Requirement: [30%] Guarantee Benefit Base Maximum: [$5,000,000] Guarantee%: [110%] Subsequent Premium(s): If this add-on benefit is elected at the time of issue of Your Contract, subsequent Premiums are allowed for the first [90 days] following the Contract Issue Date, after which time subsequent Premium will not be accepted during the Guarantee Term. If this add-on benefit is elected after the Contract Issue Date, subsequent Premium will not be accepted during the Guarantee Term. When the GMAB terminates, subsequent premium may be added to the Contract pursuant to the terms of Your Contract. Guaranteed Minimum Accumulation Benefit (GMAB) Charge. The GMAB Charge percentage equals [0.2250%] of the Guarantee Benefit Base on a quarterly basis and is deducted (i) at the end of each Contract Quarter following the GMAB Effective Date of this add- on benefit; and (ii) upon termination of the GMAB. The GMAB Charge will not change during the Initial Guarantee Term, but the Company reserves the right to increase the GMAB Charge up to the Maximum GMAB Charge for re-elections. Maximum GMAB Charge. The Maximum GMAB Charge percentage is [0.7500%] of the Guarantee Benefit Base on a quarterly basis.